Exhibit 99.1

Se Lei si trova o è residente in Italia, è pregato/a di ignorare il contenuto della presente lettera.

If you are located or a resident in Italy, please disregard this letter.

Pemex Project Funding Master Trust

LETTER OF TRANSMITTAL

Offers to Exchange Securities

which have been

Registered under the Securities Act of 1933, as amended,

and which are

Unconditionally and Irrevocably Guaranteed by Petróleos Mexicanos,

for any and all of the Corresponding Outstanding Securities of Petróleos Mexicanos

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities Series of Petróleos Mexicanos	Corresponding New Securities Series of Pemex Project Funding Master Trust, registered under the Securities Act and guaranteed by Petróleos Mexicanos
71654QAH5	US71654QAH56 (Rule 144A) USP78628AC15 (Reg. S)	U.S. $91,647,000 9.00% Guaranteed Notes due 2007 (the “9.00% old notes”)	Up to U.S. $91,647,000 9.00% Guaranteed Notes due 2007 (the “9.00% new notes”)

71654QAL6 71654QAJ1	US71654QAL68 (Registered) US71654QAJ13 (Rule 144A) USP78628AD97 (Reg. S)	U.S. $200,381,000 8.85% Global Guaranteed Notes due 2007 (the “8.85% old notes”)	Up to U.S. $200,381,000 8.85% Guaranteed Notes due 2007 (the “8.85% new notes”)

71654QAS1 71654XAJ6 71654YAJ4	US71654QAS12 (Registered) US71654XAJ63 (Rule 144A) US71654YAJ47 (Reg. S)	U.S. $159,229,000 9 3/8% Global Guaranteed Notes due 2008 (the “9 3/8% old notes”)	Up to U.S. $159,229,000 9 3/8% Guaranteed Notes due 2008 (the “9 3/8% new notes”)

71654QAP7 71654XAF4 71654YAF2	US71654QAP72 (Registered) US71654XAF42 (Rule 144A) US71654YAF25 (Reg. S)	U.S. $25,780,000 9 1/4% Global Guaranteed Bonds due 2018 (the “9 1/4% old bonds”)	Up to U.S. $25,780,000 9 1/4% Guaranteed Bonds due 2018 (the “9 1/4% new bonds”)

71654XAC1 71654YAB1	US71654XAC11 (Rule 144A) US71654YAB11 (Reg. S)	U.S. $21,265,000 8.625% Bonds due 2023 (the “8.625% old bonds”)	Up to U.S. $21,265,000 8.625% Guaranteed Bonds due 2023 (the “8.625% new bonds”)

71654QAM4 71654QAK8	US71654QAM42 (Registered) US71654QAK85 (Rule 144A) USP78628AE70 (Reg. S)	U.S. $45,523,000 9.50% Global Guaranteed Bonds due 2027 (the “9.50% old bonds”)	Up to U.S. $45,523,000 9.50% Guaranteed Bonds due 2027 (the “9.50% new bonds”)

71654QAR3 71654XAK3 71654YAK1	US71654QAR39 (Registered) US71654XAK37 (Rule 144A) US71654YAK10 (Reg. S)	U.S. $96,254,000 9.50% Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027 (the “9.50% old POMESSM”)	Up to U.S. $96,254,000 9.50% Guaranteed POMESSM due 2027 (the “9.50% new POMESSM”)

Pursuant to the Prospectus dated July [    ], 2005

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON AUGUST [    ], 2005 (THE “EXPIRATION DATE”), UNLESS EXTENDED.

TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME,

ON AUGUST [    ], 2005 UNLESS PREVIOUSLY ACCEPTED.

For questions regarding the Exchange Offers, contact the Exchange Agent:

DB Services Tennessee, Inc. Trust & Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211 Telephone: (800) 735-7777	Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-2015 Luxembourg Ref: Coupon Paying Dept. Telephone: (352) 42122-641 Fax: (352) 42122-449

The undersigned acknowledges receipt of the prospectus, dated July [    ], 2005 (the “prospectus”), of Pemex Project Funding Master Trust (the “Issuer”) and this letter of transmittal (this “letter”), which together constitute the offers (the “Exchange Offers”) to exchange, upon the terms and subject to the conditions set forth in the prospectus, the outstanding U.S. $91,647,000 9.00% old notes, U.S. $200,381,000 8.85% old notes, U.S. $159,229,000 9 3/8% old notes, U.S. $25,780,000 9 1/4% old bonds, U.S. $21,265,000 8.625% old bonds, U.S. $45,523,000 9.50% old bonds and U.S. $96,254,000 9.50% old POMESSM (collectively, the “old securities”) which were issued by Petróleos Mexicanos, for an equal principal amount of the corresponding series of 9.00% new notes, 8.85% new notes, 9 3/8% new notes, 9 1/4% new bonds, 8.625% new bonds, 9.50% new bonds or 9.50% new POMESSM (collectively, the “new securities”), which will be issued by the Issuer, unconditionally guaranteed by Petróleos Mexicanos (the “Guarantor”) and registered under the Securities Act of 1933, as amended (the “Securities Act”). Holders participating in the Exchange Offers will be required to pay an exchange fee (the “Exchange Fee”) of U.S. $5.00 for each U.S. $1,000 principal amount of old securities that they tender in the exchange, which the Issuer will use to pay the expenses of the exchange offers.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offers at its discretion, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offers are extended. The Issuer shall notify the Exchange Agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Each holder of old securities wishing to accept the Exchange Offers must (1) complete, execute, date and deliver this letter through a computer generated message (an “Agent’s Message”) transmitted by means of the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”), which Agent’s Message will effect a book-entry transfer of such holder’s old securities to the account maintained by the Exchange Agent at the Book-Entry Transfer Facility (the “Book-Entry Transfer Facility”) of DTC and (2) pay the Exchange Fee by wire transfer to the Exchange Agent’s account at DTC. See Instruction 1.

A holder of old securities that is not a direct participant in DTC must tender its old securities by submitting, in accordance with the procedures of the participant (including Euroclear or Clearstream, Luxembourg) through which it holds its old securities a duly completed and executed copy of this letter, and must deliver computerized instructions to such participant (including Euroclear or Clearstream, Luxembourg) for the transfer of such old securities to the Exchange Agent’s account at DTC’s Book-Entry Transfer Facility, in each case sufficiently in advance of the Expiration Date to allow sufficient time for such participant to arrange for the electronic submission of this letter and tender of such old securities through DTC’s ATOP system on or prior to the Expiration Date. Additional copies of this letter are available at the office of the Exchange Agent specified above and at the offices of the exchange agent in Luxembourg and the Luxembourg listing agent specified in the prospectus. Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the Exchange Agent through DTC’s ATOP system.

Notwithstanding the foregoing, in the unlikely event that any old securities are represented by securities in definitive, certificated form (“certificated securities”), such certificated securities can be tendered delivering, by hand or overnight courier to the Exchange Agent at its address specified on the first page of this letter or to the exchange agent in Luxembourg at its address specified in the prospectus, such certificated securities, duly endorsed in form satisfactory to the Issuer by the holder thereof or his attorney duly authorized in writing, and a duly executed copy of this letter. Additional copies of this letter are available at the specified offices of the Exchange Agent and at the offices of the exchange agent in Luxembourg and the Luxembourg listing agent specified in the prospectus. No such tender will be effective unless received by the Exchange Agent (or by the exchange agent in Luxembourg) on or before 5:00 p.m., New York City time, on the Expiration Date.

Any services in connection with the Exchange Offers may be performed in Luxembourg, at the offices of the Luxembourg exchange agent, where all information and documentation in connection with the Exchange Offers will be available free of charge.

You may also obtain copies of this letter from our Luxembourg listing agent at the following address:

Kredietbank S.A. Luxembourgeoise

43 Boulevard Royal

L-2955 Luxembourg

Note: Signatures must be provided below. Please read carefully the accompanying “Agreements and Acknowledgements” and “Instructions” carefully.

TENDER OF OLD SECURITIES

Please check the appropriate box(es) to indicate the series of old securities tendered hereby to be exchange for the new securities described below:

☐ 9.00% old notes	☐ 9 1/4% old bonds

☐ 8.85% old notes	☐ 8.625% old bonds

☐ 9 3/8% old notes	☐ 9.50% old bonds

☐ 9.50% old POMESSM

To effect a valid tender of old securities through the completion, execution and delivery of this letter of transmittal, the undersigned must complete the tables below entitled “Description of Old Securities Tendered” and sign the letter of transmittal where indicated.

DESCRIPTION OF OLD SECURITIES TENDERED

Series of Old Securities Being Tendered	Name of Tendering Institution	Account No.	Transaction Code No.	Aggregate Principal Amount of Old Securities*
9.00% old notes
9 3/8% old notes
9 1/4% old notes
8.625% old bonds
9.50% old bonds
9.50% old POMESSM

*	The 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 9.50% old bonds and the 9.50% old POMESSM may be tendered only in a principal amount of U.S. $1,000 and integral multiples thereof. The 9.00% old notes may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. The 8.625% old bonds may be tendered only in a principal amount of U.S. $250,000 and integral multiples of U.S. $10,000 in excess thereof. See Instruction 1.

AGREEMENTS AND ACKNOWLEDGEMENTS

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offers, the undersigned hereby tenders to the Issuer the aggregate principal amount of old securities of each series indicated above. Subject to, and effective upon, the acceptance for exchange of the old securities tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such old securities as are being tendered hereby.

The undersigned understands that tenders of old securities pursuant to any of the procedures described in the prospectus and in the instructions in this letter and acceptance of such old securities by the Issuer will constitute a binding agreement between the undersigned and the Issuer in accordance with the terms and conditions of the Exchange Offers.

The undersigned hereby represents, warrants and agrees that:

1. it irrevocably sells, assigns and transfers to or upon the order of the Issuer or the order of its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder’s status as a holder of, all old securities tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Issuer, the Guarantor, any subsidiary guarantor or any fiduciary, trustee, fiscal agent or other person connected with the old securities arising under, from or in connection with such old securities;

2. it waives any and all rights with respect to the old securities tendered hereby;

3. it releases and discharges the Issuer, the Guarantor, each subsidiary guarantor and the trustee or fiscal agent for the old securities from any and all claims such holder may have, now or in the future, arising out of or related to the old securities tendered hereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the old securities tendered hereby (other than as expressly provided in the prospectus and in this letter) or to participate in any redemption or defeasance of the old securities tendered hereby;

4. it has received and reviewed the prospectus;

5. it is the Beneficial Owner (as defined below) of, or a duly authorized representative of one or more such Beneficial Owners of, the old securities tendered hereby and it has full power and authority to execute this letter;

6. the old securities being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Issuer will acquire good, indefeasible and unencumbered title to such old securities, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Issuer accepts the same;

7. it will not sell, pledge, hypothecate or otherwise encumber or transfer any old securities tendered hereby from the date of this letter and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

8. in evaluating the Exchange Offers and in making its decision whether to participate therein by submitting this letter and tendering its old securities, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by the Issuer, the Guarantor, the subsidiary guarantors or the Exchange Agent other than those contained in the prospectus (as amended or supplemented to the Expiration Date);

9. the execution and delivery of this letter shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the prospectus;

10. the submission of this letter to the Exchange Agent shall, subject to the terms and conditions of the Exchange Offers, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent (with full knowledge that the Exchange Agent is also acting as agent of the Issuer in connection with the Exchange Offers), and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) at the discretion of such attorney and agent in relation to the old securities tendered hereby in favor of the Issuer or such other person or persons as the Issuer may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and agent’s discretion and/or the certificate(s) and other document(s) of title relating to such old securities’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offers, and to vest in the Issuer or its nominees such old securities; and

11. it acknowledges that the Issuer, the Guarantor, the subsidiary guarantors, the Exchange Agent and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements.

The representations and warranties and agreements of a holder tendering old securities shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the settlement date. For purposes of this letter, the “Beneficial Owner” of any old securities shall mean any holder that exercises sole investment discretion with respect to such old securities.

Acknowledgment of Belgian Investors. If this letter is being submitted on behalf of a Beneficial Owner who is located and/or resident in Belgium, the undersigned represents to the Issuer, the Guarantor and the subsidiary guarantors that the undersigned has received a written representation from the Beneficial Owner that the Beneficial Owner is (a) a professional investor of one of the types mentioned in Article 3, 2° of the Decree of July 7, 1999 relating to the public nature of certain financial transactions; and (b) the undersigned acts for its own account and its own investment purposes and not with a view to reselling or placing the new securities among clients or investors.

Acknowledgment of Canadian Investors. If this letter is being submitted on behalf of a Beneficial Owner who is located and/or resident in Canada, the undersigned represents to the Issuer, the Guarantor and the subsidiary guarantors that the undersigned has received a written representation from the Beneficial Owner that (a) the Exchange Offers were made exclusively through the prospectus and this letter and were not made through an advertisement of the Exchange Offers in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada; (b) where required by law, the Beneficial Owner is participating in the Exchange Offers as principal for its own account and not as agent; and (c) the Beneficial Owner or any ultimate investor for which such participant is acting as authorized agent is entitled under applicable Canadian securities laws to participate in the Exchange Offers without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing: (i) in the case of a Beneficial Owner located in Ontario who is tendering new securities through a non-Canadian dealer registered as an international dealer, the Beneficial Owner, or any ultimate investor for which such participant is acting as agent, is an “accredited investor,” other than an individual, as that term is defined in Ontario Securities Commission Rule 45-501 — Exempt Distributions, and is a person to which a dealer registered as an international dealer in Ontario may transact, and (ii) in the case of a Beneficial Owner located in Québec who is tendering new securities through a non-Canadian dealer, such Beneficial Owner is a “sophisticated purchaser” within the meaning of sections 44 or 45 of the Securities Act (Québec).

Acknowledgment of German Investors. If this letter is being submitted on behalf of a Beneficial Owner who is located and/or resident in Germany, the undersigned represents to the Issuer, the Guarantor and the subsidiary guarantors that the undersigned has received a written representation from the Beneficial Owner that the Beneficial Owner is purchasing and/or selling securities (as principal or agent) as part of their profession or business and agree that they have not and will not pass on the Exchange Offers’ documentation to persons in Germany except to persons who purchase and/or sell securities (as principal or agent) as part of their profession or business.

Acknowledgment of Irish Investors. If this letter is being submitted on behalf of a Beneficial Owner who is located and/or resident in Ireland, the undersigned represents to the Issuer, the Guarantor and the subsidiary guarantors that the undersigned has received a written representation from the Beneficial Owner that the Beneficial Owner is other than an excluded individual, i.e. an individual who does not himself or herself provide investment business services or investment advice (both as defined in the Investment Intermediaries Act, 1995) on a professional basis.

Acknowledgment of Mexican Investors. If this letter is being submitted on behalf of a Beneficial Owner who is located and/or resident in Mexico, the undersigned represents to the Issuer, the Guarantor and the subsidiary guarantors that the undersigned has received a written representation from the Beneficial Owner that the Beneficial Owner acknowledges that to the best of its knowledge no public offering of the Exchange Offers is being made in Mexico, that neither the old securities nor the new securities may be publicly offered in Mexico and that the Exchange Offers are intended only for the Beneficial Owner and the Beneficial Owner may not offer the new securities to a third party in Mexico.

Acknowledgment of Spanish Investors. If this letter is being submitted on behalf of a Beneficial Owner who is located and/or resident in Spain, the undersigned represents to the Issuer, the Guarantor and the subsidiary guarantors that the undersigned has received a written representation from the Beneficial Owner that the Beneficial Owner is an institutional investor in the Kingdom of Spain (as defined in Section 7.1(a) of Royal Decree 291/1992, on Issues and Public Offerings for the Sale of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Públicas de Venta de Valores)).

Acknowledgment of United Kingdom Investors. If this letter is being submitted on behalf of a Beneficial Owner who is located and/or resident in the United Kingdom, the undersigned represents to the Issuer, the Guarantor and the subsidiary guarantors that the undersigned has received a written representation from the Beneficial Owner that the Beneficial Owner is (i) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or (ii) a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its businesses.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the old securities tendered hereby. All authority conferred or agreed to be conferred in this letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth under “The Exchange Offers—Withdrawal of Tenders” in the prospectus.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please credit the new securities to the account indicated above maintained at the Book-Entry Transfer Facility.

THE UNDERSIGNED, BY COMPLETING ONE OR MORE OF THE BOXES ABOVE UNDER THE HEADING “DESCRIPTION OF OLD SECURITIES TENDERED” AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD SECURITIES AS SET FORTH IN SUCH BOX OR BOXES.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 2 and 3)

To be completed ONLY if new securities issued in exchange for old securities accepted for exchange are to be delivered, and old securities which are not accepted for exchange are to be returned, by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Credit new securities issued in exchange for old securities accepted for exchange and unexchanged old securities to the Book-Entry Transfer Facility Account set forth below.

(Book-Entry Transfer Facility

Account Number, if applicable)

IMPORTANT: THE ELECTRONIC SUBMISSION OF THIS LETTER THROUGH DTC’S ATOP SYSTEM (TOGETHER WITH THE BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS AND PAYMENT OF THE EXCHANGE FEE) MUST BE RECEIVED BY THE EXCHANGE AGENT AT ITS ACCOUNT AT DTC’S BOOK-ENTRY TRANSFER FACILITY PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

Dated:	, 2005
X
X

(Signature(s) of Owner)

Area Code and Telephone Number:

If a holder is tendering any old securities, this letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the old securities or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith, including by an omnibus proxy mailed by DTC to the Issuer assigning to its participants to whose accounts the old securities are credited the right to accept the Exchange Offers. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 2.

Name(s):

(Please Type or Print)
Capacity:

Address:

(Including Zip Code)

SIGNATURE GUARANTEE

(if required by Instruction 2)

Signature(s) Guaranteed by an Eligible Institution:

(Authorized Signature)

(Title)

(Name and Firm)

Dated:	, 2005

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offers of the

Pemex Project Funding Master Trust

1. Delivery of this Letter and Old Securities

This letter is to be completed by holders of old securities wishing to exchange their old securities for new securities. In order to accept the Exchange Offers, a holder of old securities must:

•	complete, execute, date and deliver this letter (and all other required documents) prior to 5:00 p.m., New York City time, on the Expiration Date through an Agent’s Message transmitted by means of DTC’s ATOP system, which Agent’s Message will effect a book-entry transfer of such holder’s old securities to the account maintained by the Exchange Agent for purposes of the Exchange Offers at DTC’s Book-Entry Transfer Facility, and

•	pay the Exchange Fee (U.S. $5.00 per U.S. $1,000 principal amount of old securities tendered) by wire transfer to the Exchange Agent’s account, ABA No. 021001033, Account No. 01419647. In order for the wire to be accepted, the DTC participant must include in the wire instructions their DTC participant number and the VOI number they received from DTC upon tendering their securities.

A holder of old securities that is not a direct participant in DTC must tender its old securities by submitting, in accordance with the procedures of the participant (including Euroclear or Clearstream, Luxembourg) through which it holds its old securities a duly completed and executed copy of this letter, and must deliver computerized instructions to such participant (including Euroclear or Clearstream, Luxembourg) for the transfer of such old securities to the Exchange Agent’s account at DTC’s Book-Entry Transfer Facility, in each case sufficiently in advance of the Expiration Date to allow sufficient time for such participant to arrange for the electronic submission of this letter and tender of such old securities through DTC’s ATOP system on or prior to the Expiration Date. Additional copies of this letter are available at the office of the exchange agent specified above and the Luxembourg listing agent specified in the prospectus. Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the Exchange Agent through DTC’s ATOP system.

Notwithstanding the foregoing, in the unlikely event that any old securities are represented by certificated securities, such certificated securities can be tendered in accordance with the procedures set forth on pages 2-3 of this letter.

Any 8.85% old notes, 9 3/8% old notes, 9 1/4% old bonds, 9.50% old bonds and 9.50% old POMESSM tendered hereby must be in a principal amount of U.S. $1,000 and any integral multiple thereof. Any 9.00% old notes tendered hereby must be in a principal amount of U.S. $10,000 and any integral multiple of U.S. $1,000 in excess thereof. Any 8.625% old bonds tendered hereby must be in a principal amount of U.S. $250,000 and any integral multiple of U.S. $10,000 in excess thereof. See “The Exchange Offers—Procedures for Tendering Old Securities” in the prospectus.

2. Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures

If this letter is signed by the registered holder of the old securities tendered hereby (which term, for purposes of the Exchange Offers, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such old securities), the signature must correspond exactly with the name appearing on the security position listing as the holder of such old securities.

If any tendered old securities are owned of record by two or more joint owners, all such owners must sign this letter.

When this letter is signed by the registered holder of the old securities specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the new securities are to be issued to or old securities not accepted for exchange are to be returned to a person other than the registered holder, then separate bond powers are required. Signatures on bond powers must be guaranteed by an Eligible Institution (as defined below).

If this letter or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

Signatures on bond powers required by this Instruction 2 must be guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”).

3. Special Issuance and Delivery Instructions

Tendering holders of old securities should indicate in the box entitled “Special Issuance Instructions” the account at the Book-Entry Transfer Facility to which new securities issued pursuant to the Exchange Offers are to be credited, if different from the account number appearing in the box entitled “Description of Old Securities Tendered.”

4. U.S. Backup Tax Withholding and Internal Revenue Service Form W-9

Under the United States federal income tax laws, payments made to United States persons on account of new securities issued pursuant to the Exchange Offer may be subject to backup withholding. In order to avoid such backup withholding, a holder that is a United States person is required to complete and sign Internal Revenue Service Form W-9 (which may be obtained at the Internal Revenue Service website at www.irs.gov) and provide it to the payor. Failure to provide such holder’s taxpayer identification number on such Form W-9 may subject the tendering holder (or other payee) to a U.S. $50 penalty imposed by the Internal Revenue

Service. More serious penalties may be imposed for providing false information, which, if willfully done, may result in fines and/or imprisonment. Exempt holders should indicate their exempt status on Form W-9. In order for a foreign individual to qualify as an exempt recipient, such holder must submit a properly completed appropriate Internal Revenue Service Form W-8 (which may be obtained at the Internal Revenue Service website at www.irs.gov) to the payor, signed under penalties of perjury, and must attest to that individual’s exempt status.

5. Transfer Taxes

The Issuer will pay all transfer taxes, if any, applicable to the transfer of old securities to it or its order pursuant to the Exchange Offers. If, however, new securities and/or substitute old securities not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old securities tendered hereby, or if tendered old securities are registered in the name of any person other than the person signing this letter, or if a transfer tax is imposed for any reason other than the transfer of old securities to the Issuer or its order pursuant to the Exchange Offers, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

Except as provided in this Instruction 5, it is not necessary for transfer tax stamps to be affixed to the old securities specified in this letter.

6. Waiver of Conditions

The Issuer reserves the absolute right to waive satisfaction of any or all conditions enumerated in the prospectus.

7. No Conditional Tenders

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of old securities, by execution of this letter, shall waive any right to receive notice of the acceptance of their old securities for exchange.

8. Validity of Tenders

The Issuer will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of old securities tendered for exchange, and its determinations will be final and binding. The Issuer reserves the absolute right to reject any and all old securities that are not properly tendered or any old securities which the Issuer cannot, in its opinion or that of its counsel, lawfully accept. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offers as to particular old securities or particular holders of old securities either before or after the Expiration Date.

The Issuer’s interpretation of the terms and conditions of the Exchange Offers (including this letter and accompanying instructions) will be final and binding on all parties. Unless the Issuer waives them, any defects or irregularities in connection with tenders of old securities for exchange must be cured within a period of time that the Issuer will determine. While the Issuer will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old securities for exchange, the Issuer will not incur any liability for failure to give notification. The Issuer will not consider old securities to have been tendered until any defects or irregularities have been cured or waived.

9. Requests for Assistance or Additional Copies

Questions relating to the procedure for tendering, as well as requests for additional copies of the prospectus and this letter, may be directed to the Exchange Agent at the address and telephone number indicated above. You may also obtain copies of the prospectus, this letter and related documents from the following:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Telephone: (352) 42122-641

Fax: (352) 42122-449

and

Kredietbank S.A., Luxembourgeoise

43 Boulevard Royal

L-2955 Luxembourg